Exhibit 10.4

                            PLAYBOY ENTERPRISES, INC.

                               Board of Directors'
                           Deferred Compensation Plan

                           Effective: October 1, 1992
                      Amended and Restated: January 1, 2005

                            PLAYBOY ENTERPRISES, INC.
                               Board of Directors'
                           Deferred Compensation Plan

                                                                                     Page
                                                                                     ----
I.     PURPOSE..........................................................................1
II.    DEFINITIONS......................................................................1
       2.01   "Administrative Committee"................................................1
       2.02   "Age".....................................................................1
       2.03   "Agreement"...............................................................1
       2.04   "Beneficiary".............................................................1
       2.05   "Change in Control".......................................................1
       2.06   "Company".................................................................2
       2.07   "Compensation"............................................................2
       2.08   "Deferred Compensation Account"...........................................2
       2.09   "Deferred Compensation Plan Trust" and "Trust"............................3
       2.10   "Determination Date"......................................................3
       2.11   "Director Fees"...........................................................3
       2.12   "Fair Market Value".......................................................3
       2.13   "IRC".....................................................................3
       2.14   "Meeting Fees"............................................................3
       2.15   "Participant".............................................................3
       2.16   "Plan"....................................................................4
       2.17   "Plan Year"...............................................................4
       2.18   "Retainer Fees"...........................................................4
       2.19   "Retirement Date" and "Retirement"........................................4
       2.20   "Tax Funded"..............................................................4
       2.21   "Termination of Service"..................................................4
III.   ELIGIBILITY; PARTICIPATION LIMITS................................................4
       3.01   Eligibility and Participation.............................................4
       3.02   Timing of Deferral Credits................................................5
       3.03   Vesting...................................................................5
       3.04   Determination of Account..................................................5
       3.05   Deferred Compensation Account Investment Options..........................6
       3.06   Playboy Enterprises, Inc. Common Stock Units Option.......................7
       3.07   Change of Investment Election.............................................8
IV.    DISTRIBUTIONS....................................................................8
       4.01   Distribution on Retirement................................................8
       4.02   Distribution on Death.....................................................8
       4.03   Distribution on Termination of Service....................................8
       4.04   Method and Timing of Distribution.........................................9
       4.05   Withholding; Employment Taxes............................................10
       4.06   Hardship Distributions; Cessation of Deferrals...........................10
       4.07.  Change in Control Distribution Election..................................11
       4.08.  Recipients of Payments; Designation of Beneficiary.......................11
       4.09.  Preservation of Interim Distribution Benefit Elections...................12

       4.10.  Distributions in Cash....................................................12
V.     CLAIM FOR BENEFITS PROCEDURE....................................................12
       5.01   Claim for Benefits.......................................................12
       5.02   Request for Review of a Denial of a Claim for Benefits...................12
       5.03   Decision Upon Review of a Denial of a Claim for Benefits.................13
VI.    ADMINISTRATION..................................................................13
       6.01   Plan Administrative Committee............................................13
       6.02   General Rights, Powers and Duties of Administrative Committee............13
       6.03   Information to be Furnished to Committee.................................14
       6.04   Responsibility...........................................................14
VII.   AMENDMENT AND TERMINATION.......................................................15
       7.01   Amendment................................................................15
       7.02   Company's Right to Terminate.............................................15
       7.03   Special Termination......................................................15
VIII.  MISCELLANEOUS...................................................................16
       8.01   No Implied Rights........................................................16
       8.02   No Right to Company Assets...............................................17
       8.03   No Right to Continuing Service...........................................17
       8.04   Offset...................................................................17
       8.05   Non-assignability........................................................17
       8.06   Gender and Number........................................................17
       8.07   Notice...................................................................17
       8.08   Governing Laws...........................................................18
       8.09   Deferred Compensation Plan Trust.........................................18

                            PLAYBOY ENTERPRISES, INC.
                               Board of Directors'
                           Deferred Compensation Plan

Playboy Enterprises, Inc. hereby amends and restates in its entirety, effective as of January 1, 2005, the Playboy Enterprises, Inc. Board of Directors' Deferred Compensation Plan, which was originally established effective October 1, 1992, and last restated January 1, 1998.

I.    PURPOSE

      The purpose of the Playboy Enterprises, Inc. Board of Directors' Deferred Compensation Plan is to provide a means whereby the Company may afford certain members of the Board of Directors an opportunity to defer Director Fees otherwise payable in cash or stock, and thereby encourage their productive efforts on behalf of the Company. By providing a means whereby Director Fees may be deferred into the future, the Plan will further the growth and development of the Company and aid in attracting and retaining Directors of exceptional ability.

      This restatement is made primarily to comply with the new deferred compensation rules of IRC Section 409A and shall be construed consistent with that intent. This restatement shall govern the maintenance of Deferred Compensation Accounts for Plan Years beginning on or after January 1, 2005 and all distributions that commence on or after that date.

II.   DEFINITIONS

      2.01  "Administrative   Committee"  and  "Committee"  mean  the  Committee
            appointed pursuant to Article VI to manage and administer the Plan.

      2.02  "Age" means the Director's chronological age on the relevant date.

      2.03 "Agreement" means the Playboy Enterprises, Inc. Deferred Compensation Election Agreement, executed between a Director and the Company, whereby a Director agrees to defer all or a portion of his/her Director Fees pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

      2.04  "Beneficiary"   means  the  person,   persons  or  trust  designated
            Beneficiary pursuant to Section 4.09.

      2.05 "Change in Control" means the occurrence of any one of the following events:

            a) Hugh M. Hefner and Christie Ann Hefner cease, collectively, to beneficially own at least fifty percent (50%) of the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors of the Company ("Voting Stock") (for purposes of this

                  Subsection, Voting Stock beneficially owned [as such term is defined under Rule 13d-3, or any successor rule or regulation, under the Securities Exchange Act of 1943, as amended] by the Hugh M. Hefner Foundation shall be deemed to be beneficially owned by Christie Ann Hefner if and so long as she has sole voting power with respect to such Voting Stock); or

            b) except as provided in Section 2.05(f), a sale, exchange, or other disposition of Playboy Magazine; or

            c) except as provided in Section 2.05(f), any liquidation or dissolution of the Company; or

            d) except as provided in Section 2.05(f), the Company is merged, consolidated, or reorganized into or with another corporation or other legal person; or

            e) except as provided in Section 2.05(f), the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person;

            f) provided, however, that no such merger, consolidation, reorganization, sale, or transfer will constitute a Change in Control if the merger, consolidation, reorganization, sale, or transfer is initiated by the Company and as a result of such merger, consolidation, reorganization, sale, or transfer not less than a majority of the combined voting power of the then-outstanding securities of the surviving, resulting, or ultimate parent corporation or other legal person, as the case may be, immediately after such transaction, is held in the aggregate by persons who held not less than a majority of the combined voting power of the outstanding Voting Stock of the Company immediately prior to such merger, consolidation, reorganization, sale, or transfer.

            The foregoing definition of "Change in Control" shall apply only to the extent that the foregoing Change in Control events constitute a "change in the ownership" of the Company, a "change in effective control" of the Company, or a "change in the ownership of a substantial portion of the assets" of the Company, as those terms are defined in regulations under IRC Section 409A(a)(2)(A)(v).

      2.06 "Company" means Playboy Enterprises, Inc., a Delaware corporation, and its successors and assigns.

      2.07 "Compensation" means cash remuneration paid pursuant to this Plan for services rendered prior to the date paid.

      2.08 "Deferred Compensation Account" means the accounting record(s) maintained by the Company for each Participant, pursuant to Article
            III.  Separate  Deferred

            Compensation Account(s) shall be utilized solely as a device for the measurement and determination of the amount to be paid to the Participant pursuant to this Plan, and shall be subject to Section
            7.02 hereof. Notwithstanding the provisions of Section 8.09, a Participant's Deferred Compensation Account shall not constitute or be treated as a trust fund or escrow arrangement of any kind.

      2.09 "Deferred Compensation Plan Trust" and "Trust" mean the Deferred Compensation Plan Trust, an irrevocable grantor trust or trusts established by the Company, in accordance with Section 8.09, with an independent trustee for the benefit of persons entitled to receive payments under this Plan and any other deferred compensation plan or plans which the Company chooses, from time to time, to operate through the Trust.

      2.10 "Determination Date" means the date on which the amount of a Participant's Deferred Compensation Account is determined as provided in Article III hereof. The last day of each calendar quarter and the date of a Participant's Termination of Service shall be a Determination Date.

      2.11 "Director Fees" for purposes of this Plan shall be the total of the Director's fees and other remuneration for services rendered as a member of the Board of Directors during a Plan Year, including Retainer Fees and Meeting Fees. Director Fees shall not include any amounts paid that are not strictly for personal services, such as expense reimbursements.

      2.12 "Fair Market Value" means either (a) the closing price of a share of Common Stock as reported on the New York Stock Exchange (the "NYSE") on the date as of which such value is being determined, or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported, as published in the Midwest Edition of The Wall Street Journal, or (b) if there is no reporting of transactions on the NYSE, the fair market value of a share of Common Stock as determined by the Board from time to time.

      2.13  "IRC" means the Internal Revenue Code of 1986, as amended.

      2.14 "Meeting Fees" means the compensation payable to a Director with regard to the number of Board or Committee meetings attended, or Committee positions held, as determined by the Board from time to time.

      2.15 "Participant" means a member of the Board of Directors of the Company who is not an employee of the Company, who is eligible to participate in the Plan pursuant to Section 3.01, and who enters into an Agreement or has an account transferred into this Plan in accordance with Section 3.01(c) below. Such an individual shall remain a Participant for so long as a Deferred Compensation Account balance is maintained for that person under the Plan.

      2.16 "Plan" means the Playboy Enterprises, Inc. Board of Directors' Deferred Compensation Plan, as in effect and amended from time to time.

      2.17  "Plan Year" means a calendar year.

      2.18 "Retainer Fees" means the portion of a Director's annual compensation that is payable without regard to the number of Board or committee meetings attended or committee positions, as determined by the Board from time to time.

      2.19 "Retirement Date" and "Retirement" mean the date of Termination of Service of a Director for reasons other than death but after he/she
            (i) attains age sixty (60) and has five (5) or more years of service as a Director of the Company.

      2.20 "Tax Funded" means that the interest of a Participant in the Plan will be includable in the gross income of the Participant for federal income tax purposes prior to actual receipt of Plan benefits by the Participant.

      2.21 "Termination of Service" means the Director's ceasing his/her service as a member of the Board of Directors of the Company (the "Board") for any reason whatsoever, including by reason of Retirement or death; provided, however, that a leave of absence for any reason shall not constitute a Termination of Service. Notwithstanding the foregoing, this definition shall be construed to comply with the definition of "separation from service" under IRC
            Section 409A(a)(2)(A)(i) and regulations thereunder.

III.  ELIGIBILITY; PARTICIPATION LIMITS

      3.01 Eligibility and Participation. A Director who is not an employee of the Company may elect to participate in the Plan by filing an Agreement with the Company as follows:

            a) In the initial year of eligibility, a Director who elects to participate in the Plan must file an Agreement with the Company within thirty (30) days from the date he or she first becomes a Director and prior to the beginning of the calendar quarter in which the Director's Fees to be deferred are otherwise earned. For all years subsequent to the initial year of eligibility, a Director who elects to participate in the Plan must file an Agreement with the Company prior to the beginning of the Plan Year in which the Director's Fees to be deferred are otherwise earned;

            b) A Director may elect to defer any component of his or her Director Fees. A Director who elects to defer the Meeting Fees component of his or her Director Fees, must defer one hundred percent (100%) of his or her Meeting Fees covered by the Agreement. A deferral of any amount less than one hundred percent (100%) of the Participant's covered Meeting Fees is not permitted under the Plan. A Director may also elect to defer all or a portion of the Retainer Fees component of his or her Director Fees covered by the Agreement. A Director may elect to defer in twenty-five percent (25%) increments up to one hundred percent (100%) of the covered Retainer Fees component of his or her Director Fees; and

            c) The Agreement shall be irrevocable upon acceptance by the Company. A Director who does not file an Agreement for a Plan Year shall not be eligible to participate for that Plan Year but may file an Agreement for any subsequent Plan Year in accordance with Sections 3.01(a) and (b) above.
                  Notwithstanding the foregoing, the amount credited to the Deferred Compensation Account of a Director who was previously a participant in the executives' Deferred Compensation Plan will be automatically transferred into this Plan, unless such transfer is expressly prohibited by the terms of such other plan, whether or not such Director shall otherwise elect to make deferral contributions hereunder.

            d)    The  filing  of  deferral  Agreements  and  other  Participant elections under the Plan shall be made using the Plan's website or web link as designated by the Administrative Committee or by such telephone process as such Committee may approve, in lieu of filing hard copy paper documents. Exceptions to the approved election and filing processes may be allowed by the Administrative Committee, in its sole discretion, on a case by case basis considering the particular circumstances, but exceptions to the timing requirement can only be allowed to the extent permitted under IRC Section 409A.

      3.02  Timing of  Deferral  Credits.  The  amount of  Director  Fees that a
            Participant elects to defer in the Agreement shall cause an equivalent reduction in his/her Director Fees, and shall be credited to the Director's Deferred Compensation Account throughout the Plan Year as the Participant is paid (or would have been paid) any remaining non-deferred portion of his/her Director Fees for the Plan Year.

      3.03 Vesting. A Participant shall be one hundred percent (100%) vested in his/her Deferred Compensation Account, which means when that Account becomes distributable under the Plan the Participant shall be entitled to receive the entire Account.

      3.04 Determination of Account. Each Director's Deferred Compensation Account as of each Determination Date shall consist of the balance of the Participant's Deferred Compensation Account as of the immediately preceding Determination Date, adjusted for:

            o     additional Director Fees deferrals pursuant to Section 3.01;

            o     distributions (if any); and

            o the appropriate investment earnings and gains and/or losses and expenses pursuant to Section 3.05.

            All adjustments and earnings related thereto, will be determined on a daily basis.

      3.05 Deferred Compensation Account Investment Options. The Administrative Committee shall designate from time to time one or more investment options in which Deferred Compensation Accounts may be deemed invested. A Participant (or Beneficiary of a deceased Participant) shall allocate his or her Deferred Compensation Account among the deemed investment options (in 1% increments) by filing with the Administrative Committee an investment allocation election. Subject to change from time to time, the Administrative Committee designates one or more phantom investment options within the following investment categories:

            a)    Money Market;

            b)    Bond;

            c)    Balanced;

            d)    Growth and Income;

            e)    Large Cap Growth;

            f)    Large Cap Value;

            g)    Small Cap Growth;

            h)    International;

            i)    Age-Based Lifecycle; and

            j)    Playboy Enterprises, Inc. Common Stock.

            Any such investment allocation election shall be made initially in the Agreement and shall be subject to such rules as the
            Administrative Committee may prescribe, including, without limitation, rules concerning the manner of making investment allocation elections and, subject to Section 3.06, the frequency and timing of changing such investment allocation elections. Meeting Fees deferred pursuant to Section 3.01 must be deemed invested in the Playboy Enterprises, Inc. Common Stock Units Option. Retainer Fees deferred pursuant to Section 3.01 may be deemed invested in any of the phantom investment options available in this Section 3.05.

            The Administrative Committee shall have the sole discretion to determine the number of deemed investment options to be designated hereunder and the nature of the options and, with notice to
            Participants, may change, add or eliminate one or more of the phantom investment options or investment categories provided hereunder from time to time. For each investment option, other than the Playboy Enterprises, Inc. Common Stock investment option, the Administrative Committee shall, in its sole discretion, select a mutual fund, or an investment index, or shall create a phantom portfolio of such investments as it deems appropriate, to constitute the investment option. The Company may, but is under no obligation to acquire any investment or otherwise set aside assets for the deemed investment of Deferred Compensation Accounts hereunder. The Administrative Committee shall determine the amount and rate of deemed investment gains or losses with respect to any such investment option for any period, and may take into account deemed expenses which would be incurred as if actual investments were made in accordance with the Participant's deemed investment directions.

      3.06 Playboy Enterprises, Inc. Common Stock Units Option. Amounts deemed invested in the Playboy Enterprises Inc. Common Stock Units Option shall initially be deemed invested in a number of phantom shares (the "Stock Units) of Class B Common Stock of the Company ("Shares") equal to the quotient of (i) the amount deemed invested divided by
            (ii) the Fair Market Value on the date the amount is deemed so invested. Whenever a dividend (other than a dividend payable in the form of Shares) is declared with respect to the outstanding Shares, the number of Stock Units credited to the Participant shall be increased by the number of Stock Units, determined by dividing (i) the product of (A) the number of Stock Units credited to the Participant under the Plan on the related dividend record date and
            (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by
            (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the amount credited to a Participant's deemed investment in the Playboy Enterprises, Inc. Common Stock Units Option shall be increased by the number of Stock Units equal to the product of (i) the number of Stock Units credited to the Participant under the Plan on the related dividend record date and (ii) the number of Shares distributable as a dividend on a Share. In the event of any change in the number or kind of outstanding Shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Shares, other than a stock dividend as provided above, the Committee shall make an appropriate adjustment in the number of Stock Units credited to the Participant. No shares of Class B Common Stock will actually be held (either by issuance or purchase) with respect to any investment in the Playboy Enterprises, Inc. Common Stock Units Option.

      3.07 Change of Investment Election. Effective as of any business day (or if the New York Stock Exchange or other applicable Exchange is not open for trading on such day, the close of the next business day on which such Exchange is open for trading) a Participant may elect, with advance notice by such procedures as the Administrative Committee has approved, to transfer all or any portion of his or her deemed investments and/or change the manner in which his or her future deferrals are deemed invested among the then-available investment options. However, once deferrals are made or investment earnings are credited into the Playboy Enterprises, Inc. Common Stock Units investment alternative, such amounts may not be transferred out of this investment option. Investment direction changes may be made over a designated website or over the telephone as approved by the Administrative Committee from time to time.

            To the extent that an investment election is not in effect with respect to any portion of a Participant's Account for any period of time, the undirected portion of the Account shall be deemed invested by default in the Money Market investment fund if only one fund in that category is offered under the Plan; otherwise in whichever of the phantom investment options the Administrative Committee determines, from time to time, provides the least risk of loss of principal.

IV.   DISTRIBUTIONS

      4.01 Distribution on Retirement. Upon a Participant's Termination of Service on or after a Retirement Date, distribution of the Participant's Deferred Compensation Accounts, determined under
            Section 3.04, as of the Determination Date coincident with or next following such Retirement Date, shall be made or commence. The distribution shall be made as designated by the Participant in his/her Agreement, subject to Section 4.04. Once a distribution has been commenced pursuant to this Section 4.01, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan.

      4.02 Distribution on Death. Upon the death of a Participant prior to the distribution of any portion of his or her Deferred Compensation Accounts, distribution of the unpaid balance of the Deferred Compensation Accounts shall be made or continue to be made to such Participant's Beneficiary. If the distribution of the Participant's Deferred Compensation Accounts had not yet commenced as of the date of his or her death, distribution to the Beneficiary of such Accounts, determined as of the Determination Date coincident with or next following the date of death, shall be made or commence as soon as practicable and in any event within ninety (90) days following such Determination Date. The method of distribution shall be as designated by the Participant in his/her Agreement, subject to
            Section 4.04.

      4.03 Distribution on Termination of Service. Unless otherwise directed by the Administrative Committee, upon the Termination of Service of a Participant prior to his or her Retirement Date for reasons other than death, distribution of the Participant's Deferred Compensation Accounts, determined as of the Determination Date coincident with or next following the effective date of such Termination of Service, shall be made as soon as practicable after such Termination of Service, in a single lump sum, notwithstanding the provisions of Sections 4.04(a) and (b). Upon a Termination of Service prior to his or her Retirement Date or death, the benefit shall be determined under this
            Section 4.03 and the Participant shall immediately cease to be eligible for any other benefit provided under this Plan.

      4.04  Method and Timing of Distribution.

            a) Election in Agreement. Except in the case of a Termination of Service prior to the Participant's Retirement Date for a reason other than his or her death, distribution of a Participant's Deferred Compensation Accounts shall be made in a lump sum or installments, as elected by the Participant in the Agreement relating to each respective Deferred Compensation Account. Installment payments shall be made quarterly over a period of either ten (10) years or fifteen
                  (15) years, as elected by the Participant in the Agreement. The amount of each installment shall be equal to the quotient obtained by dividing the balance of the Deferred Compensation Account being distributed in installments by the number of installments remaining to be paid, including the current installment. In the event no election is on file, the distribution will be made in a lump sum.

            b) Election to Change Method of Distribution. A Participant may change either the timing or the form of distribution of any benefit payable under the Plan by making and filing a new written election in accordance with this Section 4.04(b). Any such election shall not take effect until the one year anniversary of its filing. If the election is to change an interim distribution election date or other specified payment date previously elected by the Participant, then the new election must be filed not less than one year before the date as of which the payment is scheduled to be paid (or in the case of installments, the date as of which the first installment payment is scheduled). Installment payments shall be treated for this purpose like a lump sum payable as of the scheduled date of the first installment payment. In addition, if the new election involves a change in the timing or form of a benefit distributable for reasons other than the Participant's death, then any new distribution commencement date must be at least five (5) years later than the date as of which the benefit distribution had been scheduled to commence. No acceleration of benefit payments may be permitted, except to the extent allowed by the Administrative Committee in accordance with regulations under IRC Section 409A(a)(3).

            c) Small Benefit Cash-Out. Notwithstanding any payment method elected by a Participant or Beneficiary, the Company may, in its sole discretion, elect to pay any distributable Deferred Compensation Account whose entire vested balance at the time distribution is due to commence is not more than $10,000 in a lump sum. Such lump sum cashouts shall be permitted, in accordance with regulations under IRC Section 409A, only if the Participant's entire interest under any and all other non-qualified deferred compensation plans maintained by the Company are also being distributed and payment under this Plan is made on or before the later of December 31 of the calendar year in which the distributable event under this Article IV occurred or the 15th day of the third month following that distributable event.

      4.05 Withholding; Employment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal, or any state or local, government.

      4.06 Hardship Distributions; Cessation of Deferrals. In the event that the Administrative Committee, upon written petition of the Participant (or, after the Participant's death, the written petition of his or her Beneficiary), determines in its sole discretion that the Participant (or his or her Beneficiary) has suffered a Hardship, the Company may distribute to the Participant (or his or her
            Beneficiary) as soon as reasonably practicable following such determination, an amount, not in excess of the value of the Participant's Deferred Compensation Accounts, necessary to satisfy the Hardship. Notwithstanding the foregoing, the Administrative Committee will not make any distribution under this Section 4.06 if such distribution would subject the Participant to liability under
            Section 16(b) of the Securities Exchange Act of 1934. For purposes of this Plan, "Hardship" is a severe financial hardship of the petitioning Participant or Beneficiary resulting from (i) an illness or accident suffered by that individual or by his/her spouse or dependent (as defined in IRC Section 152(a); (ii) loss of the petitioning Participant's or Beneficiary's property due to casualty (including the need to rebuild a home following damage not otherwise covered by insurance); or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the petitioner's control. A distribution due to Hardship may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the petitioner's assets (to the extent such liquidation would not cause severe financial hardship) or by cessation of deferrals under the Plan. The amount necessary to satisfy the Hardship may, upon request, include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. Notwithstanding the foregoing, each determination of Hardship and of the corresponding distributable amount shall be made by the Administrative Committee so as to comply with the conditions for distribution upon an "unforeseeable emergency" under IRC Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii).

      4.07 Change in Control Distribution Election. If there is a Change in Control then, notwithstanding any other provision of this Plan:

            a) If the Participant incurs a Termination of Employment in connection with the Change in Control, then the other distribution provisions of this Article IV shall apply, without regard to this Section 4.07.

            b) If the Participant continues employment after the Change in Control, then his/her Deferred Compensation Accounts:

                  (i) shall be valued and distributed in a single lump sum as of the Determination Date coincident with or next following the date of such change in Control, if the Participant made a valid initial election (as provided below) to receive such distribution upon a Change in Control;

                  (ii) shall be valued and commence being distributed as of the Determination Date specified by the Participant in a valid change of election made at least one year before the effective date of the Change in Control and specifying a Determination Date for valuation and payment that is not less than five (5) years after the effective date of the Change in Control; or

                  (iii) shall be valued  and  distributed  upon any  appropriate subsequent  distributable  event without  regard to this
                        Section 4.07, if no initial or change election is made under parts (i) and (ii) above.

                  For purposes of this Section 4.07(b), an initial election to receive a Change in Control distribution shall be valid if made by the Participant and filed with the Administrative Committee no later than the later of December 31, 2006 or when the Participant files his or her initial deferral Agreement under the Plan. A change of election shall be valid if made by the Participant and filed with the Administrative Committee by the advance date required under part (ii) above and the election may provide for a change to an installment distribution in lieu of a lump sum.

      4.08 Recipients of Payments; Designation of Beneficiary. All payments to be made by the Company under the Plan shall be made to the Participant during his/her lifetime, provided that if the Participant dies prior to the commencement or completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary determined in accordance with this
            Section 4.08. The Participant shall designate a Beneficiary by filing a written notice of such designation with the Administrative Committee in such form as the Committee requires and may include contingent Beneficiaries The Participant may from time-to-time change the designated Beneficiaries by filing a new designation in writing with the Committee. (In community property states, the spouse of a married Participant shall join in any designation of a Beneficiary other than the spouse). If no designation is in effect or no designated Beneficiary is surviving at the time of the Participant's death, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the executor(s) or administrator(s) of the Participant's estate.

      4.09. Preservation of Interim Distribution Benefit Elections. If a Participant who had been a participant in the Company's Deferred Compensation Plan for executives, and whose account balance under such plan has been transferred to this Plan under Section 3.01 hereof, had a valid election in effect at the time of transfer with respect to all or a portion of the amounts so transferred under
            Section 4.06 (Interim Distribution) of such Deferred Compensation Plan, such election shall be preserved and given effect by the Administrative Committee. For purposes of applying this provision:
            (a) the Administrative Committee shall refer to Section 4.06 of such other Deferred Compensation Plan; and (b) references in such Section to the "Administrative Committee" shall be deemed to refer to this Plan's Administrative Committee. Nothing in this Section 4.09 shall be interpreted so as to permit any Participant, including a former participant in the Company's Deferred Compensation Plan, to make any similar election with respect to any amounts subject to deferral under this Plan.

      4.10. Distributions in Cash. All distributions of Deferred Compensation Accounts shall be paid in United States dollars.

V.    CLAIM FOR BENEFITS PROCEDURE

      5.01 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

            a)    The specific reason or reasons for the denial of the claim;

            b) A reference to the relevant Plan provisions upon which the denial is based;

            c) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

            d)    An explanation of the Plan's claim review procedure.

      5.02 Request for Review of a Denial of a Claim for Benefits. Upon the receipt by the claimant of written notice of the denial of a claim, the claimant may within ninety (90) days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his/her claim, he/she may review relevant documents and may submit issues and comments in writing. To provide for fair review and a full record, the claimant must submit in writing all facts, reasons and arguments in support of his/her position within the time allowed for filing a written request for review. All issues and matters not raised for review will be deemed waived by the claimant.

      5.03 Decision Upon Review of a Denial of a Claim for Benefits. The Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty (120) days. Such decision shall:

            a) Include specific reasons for the decision;

            b) Be written in a manner calculated to be understood by the claimant; and

            c) Contain specific references to the relevant Plan provisions upon which the decision is based.

            The decision of the Committee shall be final and binding in all respects on the Company, the claimant and any other person claiming an interest in the Plan through or on behalf of the claimant. No litigation may be commenced by or on behalf of a claimant with respect to this Plan until after the claim and review process described in this Article V has been exhausted. Judicial review of Committee action shall be limited to whether the Committee acted in an arbitrary and capricious manner.

VI.   ADMINISTRATION

      6.01 Plan Administrative Committee. The Plan shall be administered by the Compensation Committee of the Board, except to the extent that action is required by a committee, selected from to time by the Board, of non-employee Directors under Rule 16b-3 under the Securities Exchange Act of 1934. The Administrative Committee may assign duties to an officer or other employees of the Company, and may delegate such duties as it sees fit. A member of the Administrative Committee who is also a Participant shall not be involved in the decisions of the Administrative Committee regarding any determination of any specific claim for benefit with respect to himself or herself.

      6.02 General Rights, Powers and Duties of Administrative Committee. The Administrative Committee shall be responsible for the management, operation and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have complete discretion to exercise the following powers and duties:

            a) To adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

            b) To administer the Plan in accordance with its terms and any rules and regulations it establishes;

            c) To maintain records concerning the Plan sufficient to prepare reports, returns, and other information required by the Plan or by law;

            d) To construe and interpret the Plan, and to resolve all questions arising under the Plan;

            e)    To direct the Company to pay benefits  under the Plan,  and to
                  give  such  other   directions  and  instructions  as  may  be
                  necessary for the proper administration of the Plan;

            f) To employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be Participants in the Plan or be employed by or represent the Company, as it deems necessary for the effective exercise of its duties, and may delegate to such persons any power and duties, both ministerial and discretionary, as it may deem necessary and appropriate, and the Committee shall be responsible for the prudent monitoring of their performance; and

            g) To be responsible for the preparation, filing, and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

      6.03 Information to be Furnished to Committee. The records of the Company shall be determinative of each Participant's period of service as a Director, Termination of Service, personal data, and Director Fees. Participants and their Beneficiaries shall furnish to the Committee such evidence, data or information, and execute such documents as the Committee requests.

      6.04 Responsibility. No member of the Administrative Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his/her own fraud or willful misconduct (or that of the Committee, in which he/she participated); nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director, officer or employee of the Company. Further, the Company shall hold harmless and defend any individual in the employment of the Company, and any Director of the Company who has or
            exercises any administrative responsibility with respect to the Plan against any claim, action, or liability asserted against him/her in connection with any action or failure to act regarding the Plan, except as and to the extent such liability may be based upon the individual's own willful misconduct or fraud; provided, however, that to the extent required by Delaware General Corporation law, the payment by the Company of such defense-related expenses under this Section to any such person shall be made prior to the final disposition of the subject proceeding only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such persons is not entitled to this indemnification. This indemnification shall not duplicate, but may supplement, any coverage available under any applicable insurance coverage.

VII.  AMENDMENT AND TERMINATION

      7.01 Amendment. The Plan may be amended in whole or in part by a written instrument adopted by the Board of Directors of the Company at any time. Notice of any material amendment shall be given in writing to the Administrative Committee and to each Participant, retired Participant and each Beneficiary of a deceased Participant. No amendment shall retroactively decrease either the balance of a Participant's Deferred Compensation Account or a Participant's interest in his/her Deferred Compensation Account as existing immediately prior to the later of the effective date or adoption date of such amendment.

      7.02 Company's Right to Terminate. The Company reserves the sole right to terminate, by action of its Board of Directors, the Plan and/or the Agreement pertaining to a Participant at any time prior to the commencement of payment of his/her benefits. In the event of any such termination, a Participant shall be deemed to have incurred a Termination of Service, and his/her Deferred Compensation Account shall be paid in the manner provided in Section 4.03, to the extent such Plan termination may be treated as a distributable event under IRC Section 409A.

      7.03 Special Termination. Any other provision of the Plan to the contrary notwithstanding, the Plan shall terminate:

            a) If the Plan is held to be Tax Funded by a federal court, and appeals from that holding are no longer timely or have been exhausted. In addition, the Company may terminate the Plan if it determines, based on a legal opinion which is satisfactory to the Company, that either judicial authority or the opinion of the U.S. Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Plan will be held to be Tax Funded, and failure to amend or terminate the Plan could subject the Company or the Participant to material penalties. Upon either termination due to such a failure of the Plan's purpose, contributions to the Plan shall not be permitted with respect to periods of employment after the Plan termination date and the Company may:

                  i. Transfer the rights and obligations of the Participants and the Company to a new or other plan established or maintained by the Company, which is not deemed to be Tax Funded, but which is substantially similar to this Plan, if the Company determines that it is possible to establish or maintain such a Plan and make such a transfer without material adverse tax consequences or penalties to the Company or the Participants; or

                  ii. If the Company, in its sole discretion, determines that it is not feasible to make the transfer under (i) above, this Plan shall continue in frozen status (with respect to new contributions as provided above) and distribution shall be made of each Participant's Deferred Compensation Account as soon thereafter as possible in accordance with the distribution rights set forth in
                        Article IV or any applicable acceleration rights permitted under IRC Section 409A.

            b) In the event of a Change in Control if the Company acts to terminate the Plan and all substantially similar deferred compensation arrangements within the thirty (30) days preceding or the twelve (12) months following the Change in Control. Following such Plan termination, contributions for any post-termination period shall not be permitted and distribution of all Deferred Compensation Accounts shall be made in a lump sum to each respective Participant as if all Participants incurred a Termination of Employment on the date of the Change in Control, but without regard to the six (6) month delay in such distributions under Section 4.03.

            Payments made upon termination of the Plan shall commence within ninety (90) days after the Plan termination date unless special circumstances require longer. The Administrative Committee shall seek to reasonably minimize any such delays.

VIII. MISCELLANEOUS

      8.01 No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under this Plan.

      8.02 No Right to Company Assets. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant and his/her Beneficiary shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person.

      8.03 No Right to Continuing Service. Nothing herein shall constitute a contract of continuing service or in any manner obligate the Company to continue the personal services of the Participant, or obligate the Participant to continue as a member of the Board of Directors of the Company, or as a limitation of the right of Company shareholders to terminate the services of the Participant. Nothing herein shall be construed as fixing or regulating the Director Fees or other remuneration payable to the Participant.

      8.04 Offset. If, at the time payments or installments of payments are to be made hereunder, the Participant, retired Participant or Beneficiary is indebted or obligated to the Company, then the payments remaining to be made to the Participant, retired Participant or Beneficiary may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation. However, an election by the Company not to reduce any such payment or payments will not constitute a waiver of its claim, or prohibit or otherwise impair the Company's right to offset future payments for such indebtedness or obligation.

      8.05 Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferrable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

      8.06 Gender and Number. Wherever appropriate herein, the masculine may mean feminine and the singular may mean the plural, or vice versa.

      8.07 Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Administrative Committee. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

      8.08 Governing Laws. The Plan shall be construed and administered according to the laws of the State of Illinois.

      8.09 Deferred Compensation Plan Trust. The Company may establish a Trust with (an) independent trustee(s), and shall comply with the terms of the Trust. The Company may transfer to the trustee(s) an amount of cash, marketable securities, or other property acceptable to the trustee(s) ("Trust Property") equal in value to all or a portion of the amount necessary, calculated in accordance with the terms of the Trust, to pay the Company's obligations under the Plan (the "Funding Amount"), and may make additional transfers to the trustees as may be necessary in order to maintain the Funding Amount. Trust Property so transferred shall be held, managed, and disbursed by the trustee(s) in accordance with the terms of the Trust. To the extent that Trust Property shall be used to pay the Company's obligations under the Plan, such payments shall discharge obligations of the Company; however, the Company shall continue to be liable for amounts not paid by the Trust. Trust Property will nevertheless be subject to the claims of the Company's creditors in the event of bankruptcy or insolvency of the Company, and the Director's rights under the Plan and Trust shall at all times be subject to the provisions of Section 8.02.

IN WITNESS WHEREOF, the Company has amended and completely restated the Playboy Enterprises, Inc. Board of Directors' Deferred Compensation Plan as of January 1, 2005.

                                                PLAYBOY ENTERPRISES, INC.

                                                By: Robert Campbell
                                                    ---------------

                                                Its: Treasurer
                                                     ---------